As filed with the Securities and Exchange Commission on May 10, 2002
                                                 Registration Statement No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3

                             ----------------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                   KADANT INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

           DELAWARE                                      52-1762325
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                           ONE ACTON PLACE, SUITE 202
                           ACTON, MASSACHUSETTS 01720
                                  978-776-2000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                             SANDRA L. LAMBERT, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                   KADANT INC.
                           ONE ACTON PLACE, SUITE 202
                           ACTON, MASSACHUSETTS 01720
                                  978-776-2000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:

                             HAL J. LEIBOWITZ, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                                  617-526-6000

         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [  ]       .
                                                            -------

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. [  ]        .
                                      -------

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

============================================================ ================================= =======================
                                                                Proposed Maximum Aggregate            Amount of
  Title of Each Class of Securities to be Registered (1)          Offering Price (2)(3)          Registration Fee (4)
------------------------------------------------------------ --------------------------------- -----------------------
Common Stock, $0.01 par value per share (5)(6).........                    (7)                          (7)
------------------------------------------------------------ --------------------------------- -----------------------
Warrants...............................................                    (7)                          (7)
------------------------------------------------------------ --------------------------------- -----------------------
Total..................................................                $30,000,000                     $2,760
============================================================ ================================= =======================
(1)      There are being registered hereunder such indeterminate number of shares of common stock and such indeterminate number of warrants to purchase common stock as shall have an aggregate initial offering price not to exceed $30,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any such warrants.
(2)      In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(3)      The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(4)      Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the
         Securities Act of 1933, as amended.
(5)      The aggregate amount of common stock registered hereunder is limited, with respect to at the market offerings, to that which is permissible under Rule 415(a)(4) under the Securities Act.
(6)      Includes Rights to purchase shares of Series A Junior Participating Preferred Stock, pursuant to the
         Rights Agreement, dated as of July 16, 2001, between the registrant and American Stock Transfer & Trust
         Company, as rights agent.
(7)      Not required to be included in accordance with General Instruction II.D. of Form S-3.

                             ----------------------

THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), SHALL DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, dated May 10, 2002



                                  $30,000,000



                                   KADANT INC.

                                  Common Stock

                                    Warrants


                             ----------------------


         We may from time to time issue up to $30,000,000 aggregate principal amount of common stock and warrants. We will specify in the accompanying prospectus supplement the terms of the securities. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.


                             ----------------------


   Investing in our securities involves risks. See "Risk Factors" on page 1.


                             ----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                             ----------------------


         This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.


                             ----------------------

                       Prospectus dated __________, 2002.

                               TABLE OF CONTENTS

                                                                            Page

ABOUT THIS PROSPECTUS..........................................................1

KADANT INC.....................................................................1

RISK FACTORS...................................................................1

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION.............................1

USE OF PROCEEDS................................................................2

THE SECURITIES WE MAY OFFER....................................................2

DESCRIPTION OF CAPITAL STOCK...................................................3

DESCRIPTION OF WARRANTS........................................................9

PLAN OF DISTRIBUTION..........................................................11

VALIDITY OF SECURITIES........................................................12

EXPERTS.......................................................................12

WHERE YOU CAN FIND MORE INFORMATION...........................................13

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................14

                             ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $30,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to an offering.

                                   KADANT INC.

         Kadant Inc. is a leading supplier of a range of products for the global papermaking and paper-recycling industries, including de-inking systems, stock-preparation equipment, water-management systems, and papermaking accessories. We also develop and manufacture composite building materials produced from natural fiber and recycled plastic.

         We were incorporated in Delaware in 1991. Our principal executive offices are located at One Acton Place, Suite 202, Acton, Massachusetts 01720, and our telephone number is (978) 776-2000. Our website is located at www.kadant.com. We have not incorporated by reference into this prospectus the information on our website and you should not consider it to be a part of this document. Our website address is included in this document as an inactive textual reference only. The Kadant name and logo and the names of products offered by us are trademarks or registered trademarks of Kadant Inc. Unless the context otherwise requires, the terms "Kadant Inc.," "we," "us" and "our" refer to Kadant Inc. and its subsidiaries.

                                  RISK FACTORS

         Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 29, 2001, as amended, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. For purposes of these Acts, any statement that is not a statement of historical fact may be deemed a forward-looking statement. For example, statements containing the words "believes," "anticipates," "plans," "expects," and similar expressions may be forward-looking statements. However, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including without limitation, the factors referred to above under the caption "Risk Factors". These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in this prospectus, the documents we incorporate by reference and any prospectus supplement as being applicable to all related forward-looking statements wherever they appear in this prospectus, the documents incorporated by reference and any prospectus supplement.

                                 USE OF PROCEEDS

         Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, including:

         o   to finance our growth;

         o   to develop our products;

         o   for capital expenditures made in the ordinary course of business;

         o for acquisitions of businesses, products and technologies that complement or expand our business; and

         o   to repay or repurchase outstanding indebtedness.

         We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

                           THE SECURITIES WE MAY OFFER

         The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

         We may sell from time to time, in one or more offerings:

         o   common stock; and

         o   warrants to purchase common stock.

         In this prospectus, we will refer to the common stock and warrants collectively as "securities." The total dollar amount of all securities that we may issue will not exceed $30,000,000.

         This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

                          DESCRIPTION OF CAPITAL STOCK

         The following description of our common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our charter and by-laws, which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law may also affect the terms of our common stock.

         Under our charter, our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. As of April 26, 2002, we had 12,246,567 shares of common stock and no shares of preferred stock outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

         Voting. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, holders of majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.

         Dividends. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

         Liquidation. If we are dissolved, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

         Other Rights and Restrictions. Holders of our common stock do not have preemptive or subscription rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our charter and by-laws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

         The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. Currently, we have no shares of preferred stock outstanding.

         Listing. Our common stock is listed on The American Stock Exchange.

         Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

         Our charter authorizes our board of directors, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 5,000,000 shares of preferred stock in one or more series. Our charter also authorizes our board of directors, subject to the limitations prescribed by Delaware law, to:

         o establish the number of shares to be included in each series and to fix the voting powers, preferences, qualifications and special or relative rights or privileges of each series; and

         o issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of common stock.

         The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock or of rights to purchase preferred stock, however, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding common stock.

         Our board of directors has authorized 15,000 shares of Series A junior participating preferred stock for issuance under our stockholder rights plan. See "--Stockholder Rights Plan" below. We have no current plans to issue any preferred stock other than as may be provided for by our stockholder rights plan.

Certain Effects of Authorized but Unissued Stock

         We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law And Charter And By-Law Provisions

         Staggered Board. Our charter provides that:

         o our board of directors will be divided into three classes, with staggered three-year terms;

         o directors may be removed only for cause by the vote of the holders of at least 75% of the shares of our capital stock entitled to vote; and

         o any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office.

         These provisions could discourage, delay or prevent a change in control of our company or an acquisition of our company at a price which many stockholders may find attractive. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or attempting to change the composition or policies of our board of directors.

         Stockholder Action; Special Meeting of Stockholders. Our charter and by-laws also provide that:

         o stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and then only if properly brought before the meeting;

         o stockholder action may not be taken by written action in lieu of a meeting;

         o special meetings of stockholders may be called only by our chairman of the board, our chief executive officer or by our board of directors; and

         o in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with requirements regarding providing specified information and advance notice to us.

         These provisions could delay, until the next stockholders' meeting, actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because a person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder only at a duly called stockholders' meeting, and not by written consent.

         Supermajority Votes Required. The Delaware General Corporation Law provides that the vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's charter or by-laws, unless a corporation's charter or by-laws, as the case may be, requires a greater percentage. Our charter requires the vote of the holders of at least 75% of our capital stock entitled to vote to amend or repeal any of the foregoing provisions. The 75% stockholder vote is in addition to any separate class vote that might be required pursuant to the terms of any series of preferred stock that might be then outstanding.

         Business Combinations. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

         Indemnification. Our charter provides that our directors will not be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation eliminates or limits liability only to the extent that the elimination or limitation of this liability is permitted by the Delaware General Corporation Law as it exists or may later be amended. Our charter further provides for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

Stockholder Rights Plan

         Under Delaware law, every corporation may create and issue rights entitling the holders of the rights to purchase from the corporation shares of its capital stock, subject to any provisions of its charter. The price and terms of the shares must be stated in the company's charter or in a resolution adopted by the board of directors for the creation or issuance of such rights.

         We have entered into a rights agreement with American Stock Transfer & Trust Company, as rights agent. On August 6, 2001, pursuant to the terms of our rights plan, we issued to our stockholders one preferred stock purchase right for each outstanding share of our common stock. Each right, when exercisable, entitles the registered holder to purchase from us a unit consisting of one ten-thousandth of a share of Series A junior participating preferred stock at a purchase price of $75, subject to adjustment.

         The following description is a summary of the material terms of our stockholder rights plan. It does not restate these terms in their entirety. We urge you to read our stockholder rights plan because it, and not this description, defines the terms and provisions of our plan. We have filed a copy of the rights agreement that establishes our rights plan as an exhibit to our Current Report on Form 8-K, which was filed with the SEC on July 17, 2001.

         Distribution of rights. Initially, the rights are not exercisable and are attached to all certificates representing outstanding shares of our common stock, and we will not distribute separate rights certificates. The rights will separate from our common stock, and a rights distribution date will occur, upon the earlier of the following events:

         o 10 business days after a public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock; and

         o 10 business days following the start of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

         The distribution date may be deferred by our board of directors. In addition, some inadvertent actions will not trigger the occurrence of the rights distribution date.

         Prior to the rights distribution date:

         o the rights are evidenced by our common stock certificates and will be transferred with and only with such common stock certificates; and

         o the surrender for transfer of any certificates of our common stock will also constitute the transfer of the rights associated with our common stock represented by such certificate.

         The rights are not exercisable until the rights distribution date and will expire at the close of business on July 16, 2011, the tenth anniversary of the date our board of directors adopted the rights plan, unless we redeem or exchange them earlier as described below.

         As soon as practicable after the rights distribution date, rights certificates will be mailed to the holders of record of our common stock as of the close of business on the rights distribution date. From and after the rights distribution date, the separate rights certificates alone will represent the rights. All shares of our common stock issued prior to the rights distribution date will be issued with rights. Shares of our common stock issued after the rights distribution date in connection with specified employee benefit plans or upon conversion of specified securities will be issued with rights. Except as otherwise determined by our board of directors, no other shares of our common stock issued after the rights distribution date will be issued with rights.

         Flip-in event. If a person becomes the beneficial owner of 15% or more of the outstanding shares of our common stock, except as described below, each holder of a right will thereafter have the right to receive, upon exercise, a number of shares of our common stock, or, in some circumstances, cash, property or other securities of ours, which equals the exercise price of the right divided by one-half of the current market price of our common stock on the date the acquisition occurs. However, following the acquisition:

         o rights are not exercisable until the rights are no longer redeemable by us as set forth below; and

         o all rights that are, or were, under the circumstances specified in the rights agreement, beneficially owned by any acquiring person will be null and void.

         The event set forth in this paragraph is referred to as a flip-in event. A flip-in event would not occur if there is an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in their best interests.

         For example, at an exercise price of $75 per right, each right not owned by an acquiring person, or by some related parties, following a flip-in event would entitle the holder to purchase for $75 the number of shares of our common stock, or other consideration, as noted above, as equals $75 divided by one-half of the current market price of our common stock. Assuming that our common stock had a per share value of $25 at that time, the holder of each valid right would be entitled to purchase six shares of our common stock for $75.

         Flip-over event. If at any time after a person has become the beneficial owner of 15% or more of the outstanding shares of our common stock:

         o we are acquired in a merger or other business combination transaction in which we are not the surviving corporation,

         o our common stock is changed or exchanged for stock or securities of any other person or for cash or any other property or

         o   50% or more of our assets or earning power is sold or transferred,

then each holder of a right, except rights which previously have been voided as set forth above, shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the right divided by one-half of the current market price of that company's common stock at the date of the occurrence of the event. This exercise right does not arise if the merger or other transaction follows an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in their best interests.

         For example, at an exercise price of $75 per right, each right following an event described in the preceding paragraph would entitle the holder to purchase for $75 the number of shares of common stock of the acquiring company as equals $75 divided by one-half of the current market price of that company's common stock. Assuming that the common stock had a per share value of $25 at that time, the holder of each valid right would be entitled to purchase six shares of common stock of the acquiring company for $75.

         Exchange of rights. At any time after a flip-in event, when no person owns a majority of our common stock, our board of directors may exchange the rights, other than rights owned by the acquiring person that have become void, in whole or in part, at an exchange ratio of one share of our common stock, or one ten-thousandth of a share of preferred stock, or of a share of a class or series of preferred stock having equivalent rights, preferences and privileges, per right.

         Series A junior participating preferred stock. Series A preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of series A preferred stock will be entitled to receive, when, as and if declared by our board of directors, a minimum preferential quarterly dividend payment of $100 per share and will be entitled to an aggregate dividend of 10,000 times the dividend declared per share of our common stock. In the event of liquidation, the holders of the series A preferred stock will be entitled to a minimum preferential liquidating payment of $10,000 per share and will be entitled to an aggregate payment of 10,000 times the payment made per share of our common stock. Each share of series A preferred stock will have 10,000 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which our common stock is changed or exchanged, each share of series A preferred stock will be entitled to receive 10,000 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions.

         Because of the nature of the series A preferred stock's dividend, liquidation and voting rights, the value of one ten-thousandth of a share of series A preferred stock purchasable upon exercise of each right should approximate the value of one share of our common stock.

         Redemption of rights. At any time until ten business days following the date of a public announcement that a person has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of our common stock, we may redeem the rights in whole, but not in part, at a price of $.001 per right, payable in cash or stock. Immediately upon the redemption of the rights or such earlier time as established by our board of directors in the resolution ordering the redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $.001 redemption price.

         Status of rights holder and tax effects. Until a right is exercised, the holder of the right, as such, will have no rights as a stockholder of ours, including the right to vote or to receive dividends. Although the distribution of the rights should not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock, or other consideration, or for common stock of the acquiring company as described above.

         Board's authority to amend. Our board of directors may amend any provision of the rights agreement, other than the redemption price, prior to the date on which the rights are no longer redeemable. Once the rights are no longer redeemable, our board's authority to amend the rights agreement is limited to correcting ambiguities or defective or inconsistent provisions in a manner that does not adversely affect the interest of holders of rights.

         Effects of the rights. The rights are intended to protect our stockholders in the event of an unfair or coercive offer to acquire our company and to provide our board of directors with adequate time to evaluate unsolicited offers. The rights may have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired. The rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of us and our stockholders, as determined by a majority of our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors.

                            DESCRIPTION OF WARRANTS

         The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

         We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from the common stock.

         We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

         We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

         o   the offering price and aggregate number of warrants offered;

         o   the currency for which the warrants may be purchased;

         o if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

         o the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

         o the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

         o   the terms of any rights to redeem or call the warrants;

         o any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

         o the dates on which the right to exercise the warrants will commence and expire;

         o the manner in which the warrant agreement and warrants may be modified;

         o federal income tax consequences of holding or exercising the warrants;

         o the terms of the common stock issuable upon exercise of the warrants; and

         o any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

         Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

         Each warrant will entitle the holder to purchase shares of common stock at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern standard time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

         Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

         Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver shares of common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender shares of common stock as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

         Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the shares of common stock purchasable upon exercise of, its warrants.

                              PLAN OF DISTRIBUTION

         We may sell the securities being offered hereby in one or more of the following ways from time to time:

         o   through agents to the public or to investors;

         o   to underwriters for resale to the public or to investors; or

         o   directly to investors.

         We will set forth in a prospectus supplement the terms of the offering of securities, including:

         o   the name or names of any agents or underwriters;

         o the purchase price of the securities being offered and the proceeds we will receive from the sale;

         o any over-allotment options under which underwriters may purchase additional securities from us;

         o any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

         o   any initial public offering price;

         o any discounts or concessions allowed or reallowed or paid to dealers; and

         o   any securities exchanges on which such securities may be listed.

Agents

         We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters

         If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Direct Sales

         We may also sell securities directly to one or more purchasers without using underwriters or agents.

         Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

         Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The American Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

         Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

                             VALIDITY OF SECURITIES

         The validity of the securities offered hereby will be passed upon for us by Sandra L. Lambert, our General Counsel. Ms. Lambert has options to purchase an aggregate of 180,008 shares of our common stock, which become exercisable in periodic installments through October 2009. Ms. Lambert also directly holds 2,023 shares of our common stock.

                                    EXPERTS

         Our audited financial statements and schedule incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at:

                  Room 1024, Judiciary Plaza
                  450 Fifth Street, N.W.
                  Washington, D.C. 20549

and you may also obtain copies of these materials by mail from the Public Reference Section of the SEC at:

                  450 Fifth Street, N.W.
                  Washington, D.C. 20549

at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         The SEC also maintains a website, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's website.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

         We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

             (1) Our Annual Report on Form 10-K for the year ended December 29, 2001, as amended on Form 10-K/A filed with the SEC on April 23, 2002;

             (2) Our Quarterly Report on Form 10-Q for the quarter ended March 30, 2002;

             (3) All our filings pursuant to the Securities Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement;

             (4) The description of our common stock contained in our registration statement on Form 8-A/A filed with the SEC on September 20, 2001, including any amendments or reports filed for the purpose of updating that description; and

             (5) The description of our Rights to purchase common stock contained in our registration statement on Form 8-A/A filed with the SEC on September 20, 2001, including any amendments or reports filed for the purpose of updating that description.

         You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

                     Kadant Inc.
                     One Acton Place, Suite 202
                     Acton, Massachusetts 01720
                     Attention: Investor Relations
                     Telephone: 978-776-2000

         You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Kadant Inc. All amounts shown are estimates except the SEC registration fee.

             SEC registration fee...............................................           $ 2,760
             Transfer agent's fees and expenses.................................             5,000
             Printing and engraving expenses....................................            20,000
             Legal fees and expenses............................................            20,000
             Accounting fees and expenses.......................................             5,000
             Miscellaneous......................................................             7,320
                                                                                           -------
                      Total expenses............................................           $60,080
                                                                                           =======


Item 15. Indemnification of Directors and Officers.

         Article SEVENTH of our restated certificate of incorporation provides that no director of our company shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Article EIGHTH of our restated certificate of incorporation provides that a director or officer of our company (a) shall be indemnified by our company against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of our company) brought against him by virtue of his position as a director or officer of our company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by our company against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of our company brought against him by virtue of his position as a director or officer of our company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of our company, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by us against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless we determine that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by us that the director or officer did not meet the applicable standard of conduct required for indemnification, or if we fail to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give us notice of the action for which indemnity is sought and we have the right to participate in such action or assume the defense thereof.

         Article EIGHTH of our restated certificate of incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers we must indemnify those persons to the fullest extent permitted by such law as so amended.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         We have directors and officers liability insurance for the benefit of our directors and officers.

         We have an indemnification agreement with each of our directors and officers under which we agree to indemnify, under certain conditions, our directors and officers against certain liabilities.

         In the underwriting agreements the underwriters will agree to indemnify, under certain conditions, our company, our directors, certain of our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules.

  EXHIBIT NUMBER                                           DESCRIPTION

      1.1                 The form or forms of equity underwriting agreement
                          will be filed as an exhibit(s) to a Current Report of
                          the Registrant on Form 8-K and incorporated herein by
                          reference.
      3.1*                Restated Certificate of Incorporation of the Registrant
      3.2*                Amended and Restated By-Laws of the Registrant
      4.1                 Specimen common stock certificate
      4.2                 The form or forms of any warrant to purchase common stock
                          issued hereunder will be filed as an exhibit(s) to a
                          Current Report on Form 8-K of the Registrant and
                          incorporated herein by reference.
      4.3**               Rights Agreement, dated as of July 16, 2001, between
                          the Registrant and American Stock Transfer & Trust
                          Company, which includes as Exhibit A the Form of
                          Certificate of Designations, as Exhibit B the Form of
                          Rights Certificate and as Exhibit C the Summary of
                          Rights to Purchase the Preferred Stock.
      5.1                 Opinion of Sandra L. Lambert, Esq.
     23.1                 Consent of Arthur Andersen LLP
     23.2                 Consent of Sandra L. Lambert, Esq. (included in Exhibit 5.1)
     24.1                 Power of Attorney (see page II-5 of this Registration Statement)

* Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

** Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the SEC on July 17, 2001.

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Acton, Commonwealth of Massachusetts, on May 10, 2002.

                                            KADANT INC.


                                            By:  /s/ William A. Rainville
                                            ------------------------------------
                                            William A. Rainville
                                            Chairman and Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

         We, the undersigned officers and directors of Kadant Inc., hereby severally constitute William A. Rainville, Thomas M. O'Brien, Jonathan W. Painter and Sandra L. Lambert and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Kadant Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                        Title                                 Date
                ---------                                        -----                                 ----

/s/ William A. Rainville                   Chairman, President, Chief Executive Officer and        May 10, 2002
---------------------------
William A. Rainville                       Director (Principal Executive Officer)

/s/ Thomas. M. O'Brien                     Executive Vice President and Chief Financial            May 10, 2002
------------------------------------
Thomas M. O'Brien                          Officer (Principal Financial Officer)

/s/ Michael J. McKenney                    Vice President, Finance (Principal Accounting           May 10, 2002
---------------------------
Michael J. McKenney                        Officer)

/s/ John M. Albertine                      Director                                                May 10, 2002
------------------------------------
John M. Albertine

/s/ John K. Allen                         Director                                                May 10, 2002
---------------------------
John K. Allen

/s/ Francis L. McKone                      Director                                                May 10, 2002
------------------------------------
Francis L. McKone

/s/ Donald E. Noble                        Director                                                May 10, 2002
------------------------------------
Donald E. Noble
